UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005 (June 23, 2005)

NEXTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19656 (Commission File Number)	36-3939651 (IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

Registrants’ Telephone Number, Including Area Code: (703) 433 - 4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

Nextel Partners, Inc. (“Nextel Partners”) recently filed preliminary proxy materials with the SEC regarding a potential exercise of certain “put rights” that may arise upon completion of the currently pending Sprint/Nextel merger. We did not supply or participate in preparing any relevant disclosure or other information included in the Nextel Partners preliminary proxy materials. Nothing in this report will be deemed to constitute or evidence our acceptance of or agreement with any of the legal or contractual conclusions or characterizations in Nextel Partner’s preliminary proxy materials. We disclaim any responsibility for the accuracy or completeness of those materials.

The closing of the merger of Nextel Communications, Inc. with a subsidiary of Sprint Corporation in the Sprint/Nextel merger will entitle Nextel Partners shareholders to trigger a process that would lead to the purchase of all outstanding Nextel Partners common shares that we do not own. Nextel Partners’ certificate of incorporation, or charter, specifies steps for this process and for determining “fair market value,” which would be the price at which we could be required to purchase the Nextel Partners shares.

We also do not know at this time whether Nextel Partners shareholders will choose to exercise this right. But even if they do, there is likely to be a considerable period of time between the notice that the Sprint/Nextel merger has closed and the final determination of the put price.

The put process cannot be initiated until after the merger is completed and then only at the request of the holders of at least 20% of the Nextel Partners shares. We expect to complete the Sprint/Nextel merger in the third quarter of 2005. We cannot predict with certainty when the Nextel Partners shareholders’ meeting to consider whether to exercise the put would take place but in certain circumstances we believe that meeting could be delayed for a significant period. If Nextel Partners shareholders were to vote to exercise the put at that meeting, we do not expect the initial appraisal to be complete until at least four months after the shareholder meeting. After the initial appraisal is complete, each of Nextel and the individual Nextel Partners shareholders will have the right to challenge the initial appraisal, which could result in an additional undeterminable period of time before the put price is finally determined.

The Nextel Partners charter governs the put rights. It lays out a process by which two appraisers are chosen, one by Nextel Partners and one by Nextel. If the valuations of these two appraisers vary by more than 10%, a third appraiser is chosen to establish a valuation. A fair market value per Nextel Partners share would be established based on this third valuation or on an average of the closest of the other valuations, depending on where the valuations fall relative to each other. That fair market value is subject to challenge by Nextel Partners shareholder or Nextel. If challenged by a Nextel Partners shareholder, the fair market value would be subject to a maximum “ceiling” value which Nextel Partners stated in its preliminary proxy materials (but we have not verified) would be in a range of $16.97 to $18.79 per Nextel Partners share. If challenged by Nextel, the fair market value would be subject to a minimum “floor” value which Nextel Partners stated in its preliminary proxy materials (but we have not verified) would be in a range of $6.81 to $7.99 per Nextel Partner share.

The appraisal process, like similar processes, may present complex definitional, procedural and other issues. We believe that the determination of “fair market value” under the Nextel Partners charter is a determination of the intrinsic economic value of Nextel Partners based on its future prospects — the price that would be paid by a willing buyer and willing seller in an arm’s-length transaction. “Fair market value” will include a “control premium” and there will be no “minority discount.” It must also take into account Nextel Partners “unaffected” public market stock prices and its trading activity and history, as well as the valuation context of Nextel Communications. But these are only some of the numerous factors that must be considered under the Nextel Partners charter and many of the factors are susceptible to varying interpretations. The “fair market value” of the Nextel Partners shares that would be a product of the appraisal process cannot be determined at this time and may be lower than current market trading values.

While we do not intend to comment at this time on every aspect of the Nextel Partners preliminary proxy materials with which we might disagree, we note that these materials refer to premiums paid in precedent transactions. We believe that the relevance of these premiums is limited. Any price paid in a precedent transaction — whether above, below or at any stock price trading level — is a function of the acquirer’s ability to earn a fair return on its investment and is specific to any particular transaction.

Exhibit 99.1 includes the full definition of “fair market value” for this purpose and the procedures for determining it. Readers are encouraged to read the exhibit in its entirety.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

A number of the matters discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, in particular, matters relating to the put rights and valuation process related to Nextel Partners shares and the timing of the proposed merger with Sprint Corporation. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: approval of the proposed merger of Nextel and Sprint Corporation by their respective shareholders and satisfaction of various other conditions to the closing of the merger; whether the notices required to initiate the put process with respect to Nextel Partners shares are delivered, the potential exercise of the put right by a majority of Nextel Partners’ shareholders; the timing and outcome of the processes relating to, and resolution of various interpretive issues relevant to, the put rights and related appraisal process; and the risks that are described from time to time in Nextel’s reports filed with the SEC, including Nextel’s annual report on Form 10-K, as amended, for the year ended December 31, 2004 and quarterly report on Form 10-Q for the quarterly period ended March 31, 2005. This document speaks only as of its date, and Nextel disclaims any duty to update the information herein.

Additional Information and Where to Find It

Sprint Corporation has filed a Registration Statement on Form S-4 with the SEC (Reg. No. 333-123333) containing a definitive joint proxy statement/prospectus regarding the proposed merger of Sprint and Nextel. SHAREHOLDERS OF SPRINT AND SHAREHOLDERS OF NEXTEL ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The definitive joint proxy statement/prospectus has been mailed to shareholders of Sprint and shareholders of Nextel. Investors and security holders may obtain the documents free of charge at the SEC’s web site, www.sec.gov, from Sprint Investor Relations at Sprint Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251, Mailstop: KSOPHF0102-1B322, 800-259-3755, option 1 or from Nextel Investor Relations at 2001 Edmund Halley Drive, Reston, Virginia 20191, 703-433-4300.

In the event that Nextel Partners’ shareholders exercise the put right and Nextel’s subsidiary, Nextel WIP Corp., elects to pay the put price in shares of listed common stock, a registration statement will be filed with the SEC. SHOULD THAT OCCUR, SHAREHOLDERS OF NEXTEL PARTNERS ARE ENCOURAGED TO READ THAT REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROSPECTUS THAT WOULD BE A PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PURCHASE OF NEXTEL PARTNERS’ CLASS A COMMON STOCK PURSUANT TO NEXTEL PARTNERS’ PUT RIGHT. In the event such documents are filed with the SEC, investors and security holders will be able to obtain them when they become available free of charge at the SEC’s web site, www.sec.gov, or from Nextel Investor Relations at Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, (703) 433-4300.

Participants In Solicitation

Sprint, Nextel and their respective directors and executive officers, other members of management and employees and the proposed directors and executive officers of the combined company, may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning the proposed directors and executive officers of the combined company, Sprint’s and Nextel’s respective directors and executive officers and other participants in the proxy solicitation, including a description of their interests, is included in the definitive joint proxy statement/prospectus contained in Sprint’s Registration Statement on Form S-4 (Reg. No. 333-123333) filed with the SEC on June 10, 2005 and in each company’s Form 10-K, as amended, for the year ended December 31, 2004.

In connection with the potential exercise of Nextel Partners’ put right, Nextel and its subsidiary, Nextel WIP Corp. and their respective directors and executive officers and other members of their managements and employees may be deemed to be participants in the solicitation of proxies from Nextel Partners’ shareholders. Information concerning Nextel’s directors and executive officers is included in the definitive joint proxy statement/prospectus contained in Sprint’s Registration Statement on Form S-4 (Reg. No. 333-123333) filed with the SEC on June 10, 2005 and in Nextel’s Form 10-K, as amended, for the year ended December 31, 2004. Additional information regarding the interests of participants of Nextel and/or Nextel WIP Corp. in the solicitation of proxies in respect of the put right, if any, will be included in the registration statement and/or proxy statement, if required to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description
99.1	Definition of Fair Market Value from Nextel Partners, Inc. Certificate of Incorporation.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.
/s/ Gary D. Begeman
By:	Gary D. Begeman
Vice President and Deputy General Counsel

Date: June 30, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Definition of Fair Market Value from Nextel Partners, Inc. Certificate of Incorporation.